DREYFUS PREMIER STATE MUNICIPAL BOND FUND

                       SHAREHOLDER SERVICES PLAN


           Introduction:  It has been proposed that the above-

captioned investment company (the "Fund") adopt a Shareholder

Services Plan under which the Fund would pay the Fund's

distributor (the "Distributor") for providing services to (a)

shareholders of each series of the Fund or class of Fund shares set forth on Exhibit A hereto, as such Exhibit may be revised from time to time, or (b) if no series or classes are set forth on such Exhibit, shareholders of the Fund.  The Distributor would be permitted to pay certain financial institutions, securities dealers and other industry professionals (collectively, "Service

Agents") in respect of these services.  The Plan is not to be adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and the fee under the Plan is intended to be a "service fee" as defined in Article III, Section

26, of the NASD Rules of Fair Practice.

           The Fund's Board, in considering whether the Fund

should implement a written plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has

considered such pertinent factors as it deemed necessary to form the basis for a decision to use Fund assets for such purposes.

           In voting to approve the implementation of such a plan,

the Board has concluded, in the exercise of its reasonable

business judgment and in light of applicable fiduciary duties,

that there is a reasonable likelihood that the plan set forth below will benefit the Fund and its shareholders.

           The Plan:  The material aspects of this Plan are as

follows:

           1.      The Fund shall pay to the Distributor a fee at the

annual rate set forth on Exhibit A in respect of the provision of personal services to shareholders and/or the maintenance of

shareholder accounts.  The Distributor shall determine the

amounts to be paid to Service Agents and the basis on which such payments will be made.  Payments to a Service Agent are subject to compliance by the Service Agent with the terms of any related

Plan agreement between the Service Agent and the Distributor.

           2.      For the purpose of determining the fees payable

under this Plan, the value of the net assets of the Fund or the net assets attributable to each series or class of Fund shares identified on Exhibit A, as applicable, shall be computed in the manner specified in the Fund's charter documents for the

computation of net asset value.

           3.      The Board shall be provided, at least quarterly,

with a written report of all amounts expended pursuant to this

Plan.  The report shall state the purpose for which the amounts were expended.

           4.      This Plan will become effective immediately upon

approval by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements

entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

           5.      This Plan shall continue for a period of one year

from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.

           6.      This Plan may be amended at any time by the Board,

provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in

paragraph 4 hereof.

           7.      This Plan is terminable without penalty at any

time by vote of a majority of the Board members who are not

"interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this

Plan or in any agreements entered into in connection with this

Plan.

           8.      The obligations hereunder and under any related

Plan agreement shall only be binding upon the assets and property of the Fund or the affected series or class, as the case may be,

and shall not be binding upon any Board member, officer or

shareholder of the Fund individually.



Dated:  October 19, 1992
Amended:  January 26, 1994
Revised: March 31, 1997

                                EXHIBIT A


                                                 Fee as a Percentage of
Name of Series and Class                         Average Daily Net Assets

Connecticut Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Florida Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Georgia Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Maryland Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Massachusetts Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Michigan Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Minnesota Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

New Jersey Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

North Carolina Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Ohio Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Pennsylvania Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Texas Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%

Virginia Series
        Class A                                          .25 of 1%
        Class B                                          .25 of 1%
        Class C                                          .25 of 1%